Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SILVERTHORNE ENERGY PARTNERS LP

This Certificate of Limited Partnership of Silverthorne Energy Partners LP (the “Partnership”), dated September 8, 2010, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

Article One

The name of the limited partnership is “Silverthorne Energy Partners LP.”

Article Two

The address of the Partnership’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

Article Three

The name and mailing address of the general partner are as follows:

Name	Mailing Address

Silverthorne Energy Holdings LLC	6120 S. Yale Suite 805 Tulsa, OK 74136

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Silverthorne Energy Partners LP as of the date first written above.

SILVERTHORNE ENERGY HOLDINGS LLC,
its General Partner

By:	/s/ H. Michael Krimbill
	Name:	H. Michael Krimbill
Title: